Item 77Q1
ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
THE CENTRAL EUROPE AND RUSSIA FUND, INC.

(CHANGING NAME OF CORPORATION PURSUANT TO SECTION 2-605(A)(1) OF THE MARYLAND GENERAL CORPORATION LAW)

THE CENTRAL EUROPE AND RUSSIA FUND, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Article Second of the Corporation’s charter is hereby amended to read as follows:

“ARTICLE SECOND: The name of the corporation is “The Central Europe, Russia and Turkey Fund, Inc.” (the “Corporation”).”

SECOND:  A majority of the entire Board of Directors of the Corporation, acting at a meeting duly called and held on January 28, 2013, adopted resolutions approving the foregoing amendment of the Corporation’s charter as described above.  The amendment is limited to changes expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD:  These Articles of Amendment shall become effective at 5:00 p.m. Eastern Time on April 26, 2013.

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IN WITNESS WHEREOF, The Central Europe and Russia Fund, Inc. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary on this 19th day of April, 2013; and its Vice President acknowledges that these Articles of Amendment are the act of The Central Europe and Russia Fund, Inc. and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST	THE CENTRAL EUROPE AND RUSSIA FUND, INC.

/s/John Millette___________                                                                           /s/Melinda Morrow__________________________
John Millette                                                                                                    Melinda Morrow
Secretary                                                                                                         Vice President